                                                                    Exhibit 4.12

YEAR 2001 PERFORMANCE CONTRACT WITH VICE PRESIDENT OF PETROCHINA COMPANY LIMITED
   AND CHAIRMAN OF BOARD OF DIRECTORS AND GENERAL MANAGER OF DAQING OILFIELD
                                LIMITED COMPANY

Offeree: Name: SU, Shulin                         Offeror: Name: LUO, Yingjun                  Term of the Contract: January 1, 2001
                                                                                                  to December 31, 2001
Title:  Vice President of PetroChina Company      Title: Vice President of PetroChina Company
        Limited ("PetroChina") and Chairman of           Limited and General Manager of        Date of Execution: January 16, 2001
        the Board of Directors and  General              PetroChina  Exploration & Production
        Manager of Daqing Oilfield Limited               Company
        Company ("Daqing Oilfield")

INDICES                        KEY PERFORMANCE INDICES     WEIGHT         MEASUREMENT            TARGET         ACTUAL PERFORMANCE
-------                        -----------------------     ------         -----------            ------         ------------------
                               (KPI)
Profits Indices                Gross profit

                                 PetroChina                5%             In thousand RMB        61,000,000

                                 PetroChina Natural Gas    35%            In thousand RMB        42,548,000
                                 & Pipeline Company


                               Rate of return of Daqing    20%            %                      45.73
                               Oilfield (ROIC)



Operating Indices              Unit operating cost for     20%            USD/barrel-            4.09
                               oil and gas*                               of-equivalent(BOE)

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
Operating Indices              Unit exploration cost for       5%             USD/BOE            1.63
                               oil and gas (weighted
                               average for past three
                               years)

                               Unit development cost for       5%             USD/BOE            4.54
                               oil and gas
                               Receivables                     5%             %                  Consideration for goods
                                                                                                 in the current year to
                                                                                                 be 100% recovered;
                                                                                                 receivables in the year
                                                                                                 1999~2000 to be 20%
                                                                                                 lower than the number at
                                                                                                 the beginning of the
                                                                                                 year.







                               Increase in proven              5%             In thousand barrels    105,395.5
                               exploitable crude oil
                               reserves


Indices to Be Put under        Safety and environmental     Accidents involving                             Comprehensive
Control                        protection                   death = 0.05                                    performance expressed
                                                            persons/million                                 in marks to be reduced
                                                            man-hours;                                      by 10 marks if
                                                                                                            exceeding target of
                                                            accidents involving                             the index put under
                                                            economic loss exceeding                         control.
                                                            RMB 300,000 = 0;
                                                            environmental pollution
                                                            accidents involving
                                                            economic loss exceeding
                                                            RMB 100,000 = 0.

                               Total number of              90,436 persons by the
                               employees                    end of the office term


                              Improving ideological         Eliminating various
                              and and political work,       factors causing
                              enhancing Party Conduct       instability succeeding
                              and anti-corruption           in preventing occurrence
                              campaign and maintaining      of any mass commotion
                              a stable employee team        and any severe offence
                                                            against Party conduct
                                                            and anti-corruption
                                                            disciplines by any
                                                            officer of Daqing
                                                            Oilfield




* Performance regarding total operating cost for the year 2001 is to be evaluated based on USD 4.48/BOE.



Signature of Offeree: s/Su Shulin        Signature of Offeror :   s/Luo Yingjun
                      -----------                                 -------------